UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2004

ADVANCED POWER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 SW Columbia Street,

Bend, Oregon 97702

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(541) 382-8028

Check the appropriate box below if the Form 8- filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 9, 2004, the Compensation Committee of the Board of Directors of Advanced Power Technology, Inc. approved the Incentive Bonus Plan.  Pursuant to the terms of the plan, certain executive officers of Advanced Power Technology, Inc. are eligible to receive a cash bonus, calculated based on a specific percentage of their respective base salary, upon achievement of a pro forma pre-tax earnings target. A copy of the Incentive Bonus Plan is attached as Exhibit 10.32 of this report.

On February 3, 2004, the Compensation Committee of the Board of Directors of Advanced Power Technology, Inc. approved the non-employee director compensation.  A summary of the non-employee director compensation is attached as Exhibit 10.33 of this report.

 Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

10.32	Incentive Bonus Plan of Advanced Power Technology, Inc.
10.33	Summary of Non-Employee Director Compensation of Advanced Power Technology, Inc.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized this 7th day of April, 2005.

ADVANCED POWER TECHNOLOGY, INC.

BY:	/s/ GREG M. HAUGEN

Greg M. Haugen
Vice President, Finance and Administration,
Chief Financial Officer and Secretary
(Principal Financial Officer)